UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

CHINA NORTHERN MEDICAL DEVICE, INC.
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolokotroni 2A. Paleo Faliro, Athens, Greece	17563
(Address of principal executive offices)	(Zip Code)

(30) 6981083600
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

On September 30, 2013, the Board of Directors of China Northern Medical Device, Inc. (the “Company”) appointed Dr. Christos Kapatos as a director of the Company.

Dr. Kapatos, 35, operates a bioengineering technology consulting business, HCinnovations, Glasgow, where he has been the consultant and the managing director since 2009.  He specializes in the fields of bioengineering, education, medical devices, healthcare automation, advanced prosthetics, orthotics and diabetic technologies,  and medical technology startups.   He has published a number of papers and holds a patent for prosthetic technologies.   From 2008 to 2011 he was the innovation and commercialization director for Diolab Ltd, an international  medical equipment company.  From 2008 to present, he has worked sith Scotsig, a company with small to medium equipment technology in the field of medical signal processing, as a medical devices, innovation and commercialization consultant.   Dr. Kapatos received a BEng degree from Northumbria University in 1998, a Msc degree in bioengineering from the University of Strathclyde in 1999, a Msc degree related to new venture creation from Caledonian University Business School in 2007 and a Phd in Bioengineering from the University of Strathclyde in 2006.  He has worked with Dr. Leontaritis on projects for H.C.I. VioCare Ltd.

The Company believes that Dr. Kapatos will be a valuable asset in developing a business plan for the Company and executing a plan in the medical fields in which the Company may determine to operate.   The Company may acquire certain patented technology from Dr. Kapatos, although no agreements have been entered into at the time of this filing.

 Dr. Kapatos is not an officer and director of any other reporting issuers.

Dr. Kapatos does not currently hold other positions with the Company.  There is no arrangement or understanding other than as disclosed herein pursuant to which he was  appointed as a director of the Company.

He does not  have a family relationship with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers.  There is no material plan, contract or arrangement (whether or not written) to which MrKapatos is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Kapatos, or any grant or award to him or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Dr. Kapatos.   Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA NORTHERN MEDICAL DEVICE INC.

Dated: October 3, 2013	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
`	Title:	President, Treasurer, and Director